UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010

     KOHLS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-11084

Wisconsin (State or other jurisdiction of incorporation)	39-1630919
(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive
  Menomonee Falls, Wisconsin 53051

(Address of principal executive offices)

 (262) 703-7000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information under Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  Such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 7.01

Regulation FD Disclosure.

As a result of the accelerated share repurchase described in Item 8.01 below, the Company now expects earnings for its fiscal fourth quarter of 2010 of $1.56 to $1.64 per diluted share versus its previous guidance of $1.51 to $1.59 per diluted share.

Item 8.01.

Other Events.

On November 17, 2010, Kohl’s Corporation (“Kohl’s”) entered into an accelerated share repurchase transaction with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) to repurchase $1.0 billion of Kohl’s common stock on an accelerated basis.  This accelerated share repurchase is part of the $2.5 billion share repurchase program authorized by the Kohl’s board of directors in September 2007.

Under the terms of the accelerated share repurchase agreement (“ASR Contract”), on November 18, 2010, Kohl’s will pay $1.0 billion to Morgan Stanley from cash on hand and will receive an initial delivery of 12,563,942 shares of Kohl’s common stock.  Additional shares are expected to be delivered to Kohl’s in December 2010 and at the end of the term of the ASR Contract.  The exact number of shares to be repurchased generally will be determined by the discounted average of the daily volume weighted average price of shares traded during the relevant pricing periods.    This number of shares will be recalculated in December 2010 and again at the end of the term of the ASR Contract.  If the number of shares to be repurchased exceeds the number of shares previously delivered under the ASR Contract, Kohl’s will receive from Morgan Stanley a number of additional shares equal to such excess at that time.  If the actual number of shares to be repurchased is less than the number of shares previously delivered, Kohl’s will be required, at its election, to either (1) deliver to Morgan Stanley a number of shares approximately equal to the difference or (2) make a cash payment to Morgan Stanley equal to the value of such shares. The ASR Contract is scheduled to end in February 2011, but it may conclude earlier at Morgan Stanley’s option.

The ASR Contract is subject to terms customary for similar agreements, including adjustments upon the occurrence of certain events and setting forth certain circumstances under which the ASR Contract may be extended, terminated or unwound.

Cautionary Statement Regarding Forward-Looking Information

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Kohl’s receipt of shares pursuant to the ASR Contract and Kohl’s future earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 17, 2010

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President,

General Counsel and Secretary